UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2015

THE CHUBB CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8661	13-2595722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Mountain View Road, Warren, New Jersey	07059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 903-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
Signatures
Exhibit Index to Current Report on Form 8-K filed on December 3, 2015
Press release dated December 3, 2015

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	On December 3, 2015, the Board of Directors of The Chubb Corporation (“Chubb”) appointed Paul J. Krump, 55, to the position of Executive Vice President and Chief Operating Officer of Chubb. Mr. Krump has served as an Executive Vice President of Chubb since January 2011. A 33-year veteran of Chubb, Mr. Krump joined the company in 1982 as a commercial underwriting trainee. He has held numerous headquarters and field positions in the United States and Europe, including his current positions as President of Personal Lines and Claims and President of Commercial and Specialty Lines of Chubb & Son, a division of Federal Insurance Company, which is a Chubb subsidiary, both of which positions Mr. Krump will continue to hold. In his role as Chief Operating Officer, Mr. Krump will be responsible for Chubb’s Commercial, Specialty, Personal and Accident & Health insurance lines; Claims; Global Field Operations; Information Technology; Human Resources; Communications; and External Affairs. A copy of Chubb’s release announcing Mr. Krump’s appointment is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press release dated December 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHUBB CORPORATION

Date:	December 3, 2015	By:	/s/ Maureen A. Brundage
			Name:	Maureen A. Brundage
			Title:	Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

FILED ON DECEMBER 3, 2015

Exhibit No.	Description

99.1	Press release dated December 3, 2015